Exhibit 99.1

VirTra Reports Third Quarter and Nine Months 2025 Financial Results

CHANDLER, Ariz. — November 10, 2025 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use-of-force and firearms training simulators, reported results for the third quarter ended September 30, 2025. The financial statements are available on VirTra’s website and here.

Third Quarter 2025 and Recent Operational Highlights

●	Bookings totaled $8.4 million in Q3 2025.
●	Secured a $4.8 million multi-site contract to deliver law enforcement training systems in Colombia.
●	Validated and approved for full deployment of 20 simulators with the Royal Canadian Mounted Police, expanding VirTra’s installed base and training footprint across Canada.
●	Introduced the V-One Portable Simulator, a compact, high-quality training solution tailored for smaller agencies and mobile training environments.
●	Demonstrated the Soldier Virtual Training (SVT) System for the U.S. Army’s Program Executive Office for Simulation, Training and Instrumentation (PEO STRI), including APEX analytics integration and VBS4 interoperability.

Third Quarter and Nine Month 2025 Financial Highlights

	For the Three Months Ended			For the Nine Months Ended
All figures in millions, except per share data	September 30, 2025	September 30, 2024	% Δ	September 30, 2025	September 30, 2024*	% Δ
Total Revenue	$5.3	$7.5	-29%	$19.5	$20.9	-7%

Gross Profit	$3.5	$5.5	-36%	$13.5	$15.7	-14%
Gross Margin	66%	73%	N/A	69%	75%	N/A

Net Income (Loss)	$(0.4)	$0.6	N/A	$1.1	$2.3	N/A
Diluted EPS	$(0.03)	$0.05	N/A	$0.09	$0.21	N/A
Adjusted EBITDA	$0.10	$1.10	-91%	$2.49	$4.00	-38%

*The column for the nine months ended September 30, 2024 reflects restated financials.

Management Commentary

VirTra CEO John Givens stated, “In the third quarter, we continued to work through a slower federal funding cycle. The timing of federal awards and customer acceptances affected near-term revenue recognition, but it has not changed the level of engagement we are seeing from agencies. Our backlog increased again in Q3, and we entered the fourth quarter with a larger pipeline of opportunities tied to grant-driven purchasing.”

“We also made meaningful progress improving how we reach and support customers. We launched our revamped website in September, and we are already generating more qualified leads. Agencies are spending more time evaluating products and requesting information. At IACP last month, we introduced the V-One Portable Simulator for smaller agencies, and the early response reinforces the importance of making high-quality training accessible across budgetary ranges.”

“Our core law enforcement business remains a central focus. The Department of Justice’s COPS grant program has already identified the agencies slated to receive funding based on applications that close on June 30, and we believe VirTra will be among the beneficiaries once those announcements are made. International activity continues to gain momentum, including new deployments in Canada and a multi-site award in Colombia. As grant awards progress toward contract and customer acceptances resume, we believe we are well positioned to convert pent-up demand into revenue.”

Nine Months 2025 Financial Results

Total revenue for the first nine months was $19.5 million, compared to $20.9 million (restated) in the prior year period. The 7% decrease was primarily due to decreased revenues from simulators and accessories.

Gross profit for the first nine months was $13.5 million (69% of revenue), compared to $15.7 million (75% of revenue) in the prior year period.

Net operating expense for the first nine months was $11.7 million, an 11% decrease from $13.2 million in the prior year period, maintaining disciplined cost management.

Operating income for the first nine months was $1.8 million, compared to $3.3 million in the prior year period.

Net income for the first nine months was $1.1 million, or $0.09 per diluted share, compared to $2.3 million, or $0.21 per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $2.5 million for the first nine months of 2025, compared to $4.0 million in the prior year period.

Third Quarter 2025 Financial Results

Total revenue for the third quarter was $5.3 million, compared to $7.5 million in the prior year period. The decrease can primarily be attributed to lower revenues from the government sector due to funding delays.

Gross profit for the third quarter was $3.5 million (66% of total revenue), compared to $5.5 million (73% of total revenue) in the prior year period.

Net operating expense for the third quarter was $4.0 million, a 16% decrease from $4.7 million in the prior year period, maintaining cost discipline.

Operating income for the third quarter was ($0.5) million compared to $0.8 million in the prior year period.

Net income for the third quarter was ($0.4) million, or ($0.03) per diluted share, compared to $0.6 million, or $0.05 per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $0.1 million for the third quarter, compared to $1.1 million in the prior year period.

Cash and cash equivalents were $20.8 million at September 30, 2025, compared to $18.0 million at December 31, 2024. Maintained working capital of $32.9 million, positioning the Company for sustained growth.

Financial Commentary

“Our results for the first nine months reflect the challenging federal funding environment we’ve been operating in,” said CFO Alanna Boudreau. “Despite that backdrop, we continued to manage the business with discipline. Operating expenses were down year over year, and gross margins remained solid. STEP renewals and new agreements added recurring revenue during the quarter, which helped offset the timing of capital orders. Our balance sheet remains strong with $20.8 million dollars in cash and $32.9 million in working capital. Our backlog increased to $21.9 million, giving us visibility into future quarters. We believe we are well positioned to support agencies as funding gains velocity and to continue investing in the areas that will drive long-term growth.”

Conference Call

VirTra’s management will hold a conference call today (November 10, 2025) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s CEO John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13756733

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 24, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13756733

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use-of-force and firearms training simulators for law enforcement, military, educational, and commercial markets. Since 1993, VirTra has been dedicated to saving lives by providing highly effective, realistic training designed to prepare officers for the most difficult real-world situations.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended				For the Nine Months Ended
					(Restated)
	September 30,	September 30,	Increase	%	September 30,	September 30,	Increase	%
	2025	2024	(Decrease)	Change	2025	2024	(Decrease)	Change

Net Income (Loss)	$(388,567)	$583,101	$(971,668)	-167%	$1,050,807	$2,252,025	$(1,201,218)	-53%
Adjustments:
Provision for income taxes	28,090	208,000	(179,910)	-86%	121,091	807,000	(685,909)	-85%
Depreciation and amortization	466,876	308,924	157,952	51%	1,297,209	834,494	462,715	55%
Interest (net)	(55,831)	(55,919)	88	0%	(103,958)	(144,876)	40,918	-28%
EBITDA	50,568	1,044,106	(993,539)	-95%	2,365,149	3,748,643	(1,383,494)	-37%
Right of use amortization	40,871	38,720	2,151	6%	125,236	238,213	(112,977)	-47%

Adjusted EBITDA	$91,438	$1,082,826	$(991,388)	-92%	$2,490,385	$3,986,856	$(1,496,471)	-38%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Alec Wilson and Greg Bradbury

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

-Financial Tables to Follow-

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,767,105	$18,040,827
Accounts receivable, net	5,008,846	8,005,452
Inventory, net	12,337,341	14,583,400
Unbilled revenue	1,595,419	2,570,441
Prepaid expenses and other current assets	2,546,410	1,273,115
Deferred contract costs – short-term	341,009	-
Total current assets	42,596,130	44,473,235
Long-term assets:
Property and equipment, net	16,346,665	16,204,663
Operating lease right-of-use asset, net	311,859	437,095
Intangible assets, net	2,628,683	558,651
Security deposits, long-term	15,979	35,691
Other assets, long-term	148,177	148,177
Deferred tax asset, net	3,482,134	3,595,574
Deferred contract costs – long-term	673,949	-
Total long-term assets	23,607,446	20,979,851
Total assets	$66,203,576	$65,453,086

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,184,863	$957,384
Accrued compensation and related costs	916,841	1,253,544
Accrued expenses and other current liabilities	489,527	657,114
Note payable, current	226,910	230,787
Operating lease liability, short-term	195,085	192,410
Deferred revenue, short-term	6,670,352	6,355,316
Total current liabilities	9,683,578	9,646,555
Long-term liabilities:
Deferred revenue, long-term	2,175,811	2,282,996
Note payable, long-term	7,378,357	7,567,536
Operating lease liability, long-term	135,196	265,111
Total long-term liabilities	9,689,364	10,115,643
Total liabilities	19,372,942	19,762,198
Commitments and contingencies (See Note 11)
Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,283,107 shares issued and outstanding as of September 30, 2025 and 11,255,709 shares issued and outstanding as of December 31, 2024	1,128	1,125
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	33,004,048	32,915,112
Retained Earnings	13,825,458	12,774,651
Total stockholders’ equity	46,830,634	45,690,888
Total liabilities and stockholders’ equity	$66,203,576	$65,453,086

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
				(Restated)
Revenues:
Net sales	$5,349,993	$7,484,269	$19,489,178	$20,905,730
Total revenue	5,349,993	7,484,269	19,489,178	20,905,730

Cost of sales	1,831,969	1,986,296	5,961,795	5,168,978

Gross profit	3,518,024	5,497,973	13,527,383	15,736,752

Operating expenses:
General and administrative	3,278,663	3,615,947	9,788,609	10,925,915
Research and development	689,521	1,126,394	1,906,764	2,273,422

Net operating expense	3,968,184	4,742,341	11,695,373	13,199,337

Income (loss) from operations	(450,160)	755,632	1,832,010	3,285,392

Other income (expense):
Other income	114,454	104,447	264,337	731,847
Other (expense)	(24,771)	(68,978)	(924,449)	(210,237)

Net other income (expense)	89,683	35,469	(660,112)	521,610

Income (Loss) before provision for income taxes	(360,477)	791,101	1,171,898	3,059,025

Provision (Benefit) for income taxes	28,090	208,000	121,091	807,000

Net income (loss)	$(388,567)	$583,101	$1,050,807	$2,252,025

Net income (loss) per common share:
Basic	$(0.03)	$0.05	$0.09	$0.21
Diluted	$(0.03)	$0.05	$0.09	$0.21

Weighted average shares outstanding:
Basic	11,269,164	11,175,882	11,263,694	10,982,083
Diluted	11,269,164	11,175,882	11,263,694	10,982,083

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30
	2025	2024
		(restated)
Cash flows from operating activities:
Net income	$1,050,807	$2,252,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	952,407	834,494
Right of use amortization	125,236	238,213
Employee stock compensation	88,938	-
Bad debt expense	-	-
Stock issued for service	-	-
Changes in operating assets and liabilities:
Accounts receivable, net	2,996,606	9,255,373
Inventory, net	2,246,059	(1,507,068)
Deferred Contract Costs – short-term	(341,009)	-
Deferred taxes	113,440	132,151
Deferred Contract Costs – long-term	(673,949)	-
Unbilled revenue	975,022	(1,149,314)
Prepaid expenses and other current assets	(1,273,295)	(979,345)
Other assets	19,712	-
Accounts payable and other accrued expenses	(276,810)	(4,921,027)
Operating lease right of use	(127,239)	(61,704)
Deferred revenue	207,851	(1,927,880)
Net cash provided by operating activities	6,083,776	2,165,918

Cash flows from investing activities:
Internal intangible assets	(2,265,489)	-
Purchase of property and equipment	(898,953)	(1,692,249)
Net cash (used in) investing activities	(3,164,442)	(1,692,249)

Cash flows from financing activities:
Principal payments of debt	(193,056)	(183,221)
Stock issued for options exercised	-	528,165
Net cash provided by (used in) financing activities	(193,056)	344,944

Net increase (decrease) in cash	2,726,278	818,613
Cash and restricted cash, beginning of period	18,040,827	18,849,842
Cash and restricted cash, end of period	$20,767,105	$19,668,455

Supplemental disclosure of cash flow information:
Income taxes paid	$599,237	$5,315,442
Interest paid	$175,008	$182,419